                                AGCO CORPORATION

                                OFFER TO EXCHANGE
                                  $250,000,000

                          9 1/2% SENIOR NOTES DUE 2008
           WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                    FOR $250,000,000 OUTSTANDING UNREGISTERED
                          9 1/2% SENIOR NOTES DUE 2008

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [______________], 2001, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").

To Our Clients:

         Enclosed for your consideration is a Prospectus dated       , 2001 (as
the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by AGCO Corporation, a Delaware corporation (the "Company"), to exchange $250,000,000 in aggregate principal amount of its 9 1/2% Senior Notes due 2008 which have been registered under the Securities Act of 1933 (the "New Notes"), for $250,000,000 in aggregate principal amount of its outstanding unregistered 9 1/2% Senior Notes due 2008 (the "Old Notes") upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

         The material is being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. A tender of the Old Notes pursuant to the Exchange Offer may be made only by us as the registered holder of the Old Notes, and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to tender Old Notes in the Exchange Offer. Accordingly, we request instructions as to whether you wish us to tender any or all Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes pursuant to the Exchange Offer.

         Your instructions to us should be forwarded as promptly as practicable in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on , 2001, unless extended (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by AGCO Corporation with respect to the Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

(Check one)

Box 1 [ ] Please tender the Old Notes held by you for my account as indicated below.

Box 2 [ ] Please DO NOT tender any Old Notes held by you for my account.

Date:             , 2001

                           -----------------------------------------------------
                                  Aggregate Principal Amount of Old Notes


                           -----------------------------------------------------


                           -----------------------------------------------------
                                               Signature(s)

                           -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------
                                         Please Print Name(s) Here

                           -----------------------------------------------------

                           -----------------------------------------------------
                                                Address(es)

                           -----------------------------------------------------
                                      Area code(s) and Phone Number(s)

                           -----------------------------------------------------
                               Tax Identification or Social Security Numbers

         NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.


                                      -2-